UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

VIACOM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01           Other Events.

On November 26, 2012, Viacom Inc. (the “Company”) issued and sold $250,000,000 aggregate principal amount of 4.375% Senior Debentures due 2043 (the “Senior Debentures”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. In connection with the issuance and sale of the Senior Debentures, on November 26, 2012, the Company and The Bank of New York Mellon, as trustee (the “Trustee”), entered into a twelfth supplemental indenture (the “Twelfth Supplemental Indenture”) to the Indenture, dated as of April 12, 2006, between the Company and the Trustee. The Twelfth Supplemental Indenture is filed as Exhibit 4.1 to this Report. The interest rate on the Senior Debentures may increase in certain circumstances if the Company is not in timely compliance with its obligation to exchange or register the Senior Debentures pursuant to the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of November 26, 2012 between Viacom Inc. and the initial purchasers named therein, a copy of which is filed as Exhibit 4.2 to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01           Financial Statements and Exhibits.

      (d)         Exhibits. The following exhibits are filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

4.1	Twelfth Supplemental Indenture, dated as of November 26, 2012, between Viacom Inc. and The Bank of New York Mellon, as Trustee (including forms of the Senior Debentures).

4.2	Registration Rights Agreement, dated as of November 26, 2012, among Viacom Inc. and the initial purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: November 30, 2012

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Twelfth Supplemental Indenture, dated as of November 26, 2012, between Viacom Inc. and The Bank of New York Mellon, as Trustee (including forms of the Senior Debentures).

4.2	Registration Rights Agreement, dated as of November 26, 2012, among Viacom Inc. and the initial purchasers named therein.

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